Exhibit 99.1

For Immediate Release

Encore Capital Group Announces Fourth Quarter and Full Year 2010 Financial Results,

Increased Revolving Credit Facility and Second Tranche of Seven-Year Notes

Quarterly Net Income Increases 69% to $14.2 Million; Quarterly Gross Collections Increase 20% to $149.2 Million;

Quarterly Purchases Increase 190% to $119.1 Million

SAN DIEGO, February 14, 2011 /PRNewswire-FirstCall/ — Encore Capital Group, Inc. (Nasdaq: ECPG), a leading consumer debt buying and recovery company, today reported consolidated financial results for the fourth quarter and full year ended December 31, 2010.

For the fourth quarter of 2010:

•	Gross collections were $149.2 million, a 20% increase over the $124.5 million in the same period of the prior year.

•

Investment in receivable portfolios was $119.1 million, to purchase $3.9 billion in face value of debt, compared to $41.0 million, to purchase $1.0 billion in face value of debt in the same period of the prior year. Available capacity under the revolving credit facility, subject to borrowing base and applicable debt covenants, was $33.5 million as of December 31, 2010. Total debt, consisting of the revolving credit facility, senior secured notes and capital lease obligations, was $385.3 million as of December 31, 2010. As discussed below, the Company increased its overall debt capacity. Including the additional commitments, available capacity under the revolving credit facility was $85.5 million as of February 14, 2011.

•

Revenue from receivable portfolios, net was $95.7 million, a 24% increase over the $77.0 million in the same period of the prior year. Revenue recognized on receivable portfolios, as a percentage of portfolio collections, excluding the effects of net portfolio allowances, increased to approximately 68% from 66% in the same period of the prior year.

•	Revenue from bankruptcy servicing was $4.0 million, compared to $4.5 million in the same period of the prior year.

•

Total operating expenses were $71.6 million, an 11% increase over the $64.6 million in the same period of the prior year. Adjusted operating expense (operating expenses excluding stock-based compensation expense and bankruptcy servicing expenses) per dollar collected decreased to 44.4% compared to 48.5% in the same period of the prior year.

•

Adjusted EBITDA, defined as net income before interest, taxes, depreciation and amortization, stock-based compensation expense and portfolio amortization, was $83.9 million, a 27% increase over the $66.1 million in the same period of the prior year.

•	Total interest expense was $5.0 million, compared to $4.0 million in the same period of the prior year.

•	Net income was $14.2 million or $0.56 per fully diluted share, compared to net income of $8.4 million or $0.34 per fully diluted share in the same period of the prior year.

Encore Capital Group, Inc.

•

Tangible book value per share, computed by dividing total stockholders’ equity less goodwill and identifiable intangible assets by the number of diluted shares outstanding, was $11.35 as of December 31, 2010, a 23% increase over $9.23 as of December 31, 2009.

For the full year of 2010:

•	Gross collections were $604.6 million, a 24% increase over the $487.8 million in 2009.

•	Investment in receivable portfolios was $362.0 million, to purchase $10.9 billion in face value of debt, compared to $256.6 million, to purchase $6.5 billion in face value of debt in 2009.

•	Total revenue was $381.3 million, a 21% increase over the $316.4 million in 2009.

•

Total operating expenses were $284.3 million, a 14% increase over the $249.8 million in 2009. Adjusted operating expense (operating expenses excluding stock-based compensation expense and bankruptcy servicing expenses) per dollar collected decreased to 43.7% compared to 47.6% in 2009.

•	Adjusted EBITDA was $346.7 million, a 31% increase over the $264.6 million in 2009.

•	Net income was $49.1 million, or $1.95 per fully diluted share, compared to net income of $33.0 million or $1.37 per fully diluted share in 2009.

Brandon Black, President and Chief Executive Officer said, “Encore’s fourth quarter performance represented an exceptional conclusion to a strong 2010. The quarter was highlighted by record-setting net income, as well as the deployment of capital in what was our best purchasing quarter since 2005. Encore’s key differentiators were at work in the fourth quarter and full-year, and we believe they will continue to be key drivers in 2011”.

Additional Financial Information:

Certain events affected the comparability of 2010 versus 2009 quarterly and annual results, as outlined below. For a more detailed comparison of 2010 versus 2009 results, refer to Management’s Discussion and Analysis of Financial Condition and Results of Operations included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010.

•	For the full year of 2010, the Company recorded net portfolio allowances of $22.2 million, compared to $19.3 million in the prior year.

•

Effective October 1, 2010 the Company revised its estimate of Deferred Court Costs based on additional data accumulated over the last four years. The impact of this change in estimate resulted in an increase in the Company’s Deferred Court Cost asset of $2.8 million as of October 1, 2010, and resulted in a $2.8 million reduction in court cost expense, a $1.8 million increase in net income and a $0.07 increase in earnings per share for the fourth quarter and year ended December 31, 2010.

Encore Capital Group, Inc.

•

On February 10, 2011, the Company reached an agreement in principal to settle a lawsuit on a national class basis, subject to entering into a definitive settlement agreement and obtaining court approval after notice to the class. The Company has accrued its portion of the settlement, which decreased net income by approximately $1.0 million and fully diluted earnings per share by $0.04 for the fourth quarter and year ended December 31, 2010.

•

In 2009, the Company repurchased $28.5 million principal amount of its outstanding convertible notes, for a total price of $22.3 million, plus accrued interest. These repurchases resulted in a gain of $3.3 million or an increase in fully diluted earnings per share of $0.08 for the year ended December 31, 2009.

Increased Revolving Credit Facility

Separately, the Company announced that on February 11, 2011, it obtained an additional $50.0 million in commitments from lenders and exercised half of its $100.0 million accordion feature. The Company thereby increased its revolving credit facility to $410.5 million from $360.5 million, leaving $50.0 million available under the accordion feature.

Second Tranche of Seven-Year Senior Secured Notes

The Company also announced that on February 10, 2011, it issued a second tranche of seven-year senior secured notes to Prudential Capital Group in the amount of $25 million through a private placement transaction as a follow-on to the $50 million transaction with Prudential in September 2010. The second tranche of notes were issued under the same terms and conditions as the first tranche and bear an annual interest rate of 7.375% compared to the 7.75% annual interest rate in the first tranche.

Paul Grinberg, Executive Vice President and Chief Financial Officer said, “By increasing our revolving credit facility and securing additional financing in the form of a second tranche of seven-year notes, Encore has increased the average maturity of its debt at favorable rates, reduced its reliance on a single source of debt financing and strengthened its overall balance sheet. In addition, the duration of our cash-generating assets are now more closely matched with our long-term cash obligations, and we have the flexibility to grow our business at a cost of debt that is significantly lower than our return on assets or equity.”

Conference Call and Webcast

The Company will hold a conference call today at 2:00 P.M. Pacific time / 5:00 P.M. Eastern time to discuss fourth quarter and full year results. Members of the public are invited to listen to the live conference call via the Internet.

To hear the presentation, log on at the Investor Relations page of the Company’s website at www.encorecapitalgroup.com. For those who cannot listen to the live broadcast, a replay of the conference call will be available shortly after the call at the same location.

Encore Capital Group, Inc.

Non-GAAP Financial Measures

The Company has included information concerning Adjusted EBITDA because management utilizes this information, which is materially similar to a financial measure contained in covenants used in the Company’s credit agreement, in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning adjusted operating expenses excluding stock-based compensation expense and bankruptcy servicing expenses in order to facilitate a comparison of approximate cash costs to cash collections for the debt purchasing business in the periods presented. The Company has included information concerning tangible book value per share because management believes that this metric is a meaningful measure of the equity deployed in the business. Adjusted EBITDA, adjusted operating expenses excluding stock-based compensation expense and bankruptcy servicing expenses, and tangible book value per share have not been prepared in accordance with generally accepted accounting principles (GAAP). These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income and total operating expenses as indicators of Encore Capital Group’s operating performance and total stockholders’ equity as an indicator of Encore Capital Group’s financial condition. Further, these non-GAAP financial measures, as presented by Encore Capital Group, may not be comparable to similarly titled measures reported by other companies. The Company has included a reconciliation of Adjusted EBITDA to reported earnings under GAAP, a reconciliation of adjusted operating expenses excluding stock-based compensation expense and bankruptcy servicing expenses to the GAAP measure total operating expenses, and a reconciliation of tangible book value per share to the GAAP measure total stockholders’ equity in the attached financial tables.

About Encore Capital Group, Inc.

Encore Capital Group is a leader in consumer debt buying and recovery. We purchase portfolios of defaulted consumer receivables from major banks, credit unions, and utility providers and partner with individuals as they repay their obligations and work toward financial recovery. Our success and future growth are driven by our sophisticated and widespread use of analytics, our broad investments in data and behavioral science, the significant cost advantages provided by both our operations in India and our enterprise-wide, account-level cost database, and our demonstrated commitment to conduct business ethically and in ways that support our consumers’ financial recovery.

Headquartered in San Diego, we are a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and component stocks of both the Russell 2000 and Wilshire 4500. More information about the Company can be found at www.encorecapital.com.

Forward-Looking Statements

The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results and growth, ability to expand and utilize financing under our credit facility and additional notes issuance. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K, 10-Q and 8-K, each as it may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Encore Capital Group, Inc.

Contact:

Encore Capital Group, Inc.

Paul Grinberg (858) 309-6904

paul.grinberg@encorecapital.com

or

Ren Zamora (858) 560-3598

ren.zamora@encorecapital.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Consolidated Statements of Financial Condition

(In Thousands, Except Par Value Amounts)

	December 31, 2010	December 31, 2009
Assets
Cash and cash equivalents	$10,905	$8,388
Accounts receivable, net	3,331	3,134
Investment in receivable portfolios, net	644,753	526,877
Deferred court costs	32,158	25,957
Property and equipment, net	13,658	9,427
Prepaid income tax	1,629	—
Other assets	13,301	4,252
Goodwill	15,985	15,985
Identifiable intangible assets, net	748	1,139

Total assets	$736,468	$595,159

Liabilities and stockholders’ equity
Liabilities:
Accounts payable and accrued liabilities	$26,539	$21,815
Income taxes payable	—	2,681
Deferred tax liabilities, net	17,626	16,980
Deferred revenue	3,857	5,481
Debt	385,264	303,075
Other liabilities	485	2,036

Total liabilities	433,771	352,068

Commitments and contingencies
Stockholders’ equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 24,011 shares and 23,359 shares issued and outstanding as of December 31, 2010 and 2009, respectively	240	234
Additional paid-in capital	113,412	104,261
Accumulated earnings	188,894	139,842
Accumulated other comprehensive income (loss)	151	(1,246)

Total stockholders’ equity	302,697	243,091

Total liabilities and stockholders’ equity	$736,468	$595,159

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Consolidated Statements of Income

(In Thousands, Except Per Share Amounts)

	(Unaudited) Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Revenue
Revenue from receivable portfolios, net	$95,720	$77,044	$364,294	$299,732
Servicing fees and other related revenue	4,052	4,508	17,014	16,687

Total revenue	99,772	81,552	381,308	316,419

Operating expenses
Salaries and employee benefits (excluding stock-based compensation expense)	17,632	14,895	65,767	58,025
Stock-based compensation expense	1,254	1,049	6,010	4,384
Cost of legal collections	29,566	27,905	121,085	112,570
Other operating expenses	8,734	7,401	36,387	26,013
Collection agency commissions	3,287	5,795	20,385	19,278
General and administrative expenses	10,158	6,846	31,444	26,920
Depreciation and amortization	958	697	3,199	2,592

Total operating expenses	71,589	64,588	284,277	249,782

Income before other (expense) income and income taxes	28,183	16,964	97,031	66,637

Other (expense) income
Interest expense	(5,003)	(3,959)	(19,349)	(16,160)
Gain on repurchase of convertible notes, net	—	—	—	3,268
Other income (expense)	66	9	316	(2)

Total other expense	(4,937)	(3,950)	(19,033)	(12,894)

Income before income taxes	23,246	13,014	77,998	53,743
Provision for income taxes	(9,075)	(4,609)	(28,946)	(20,696)

Net income	$14,171	$8,405	$49,052	$33,047

Weighted average shares outstanding:
Basic	24,096	23,341	23,897	23,215
Diluted	25,206	24,484	25,091	24,082
Earnings per share:
Basic	$0.59	$0.36	$2.05	$1.42
Diluted	$0.56	$0.34	$1.95	$1.37

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Consolidated Statements of Cash Flows

(In Thousands)

	Year Ended December 31,
	2010	2009
Operating activities:
Net Income	$49,052	$33,047
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,199	2,592
Amortization of loan costs and debt discount	3,682	4,080
Stock-based compensation expense	6,010	4,384
Gain on repurchase of convertible notes, net	—	(3,268)
Deferred income tax expense	646	1,872
Excess tax benefit from stock-based payment arrangements	(3,249)	(729)
Provision for allowances on receivable portfolios, net	22,209	19,310
Changes in operating assets and liabilities
Other assets	(1,390)	(1,668)
Deferred court costs	(6,201)	2,379
Prepaid income tax and income taxes payable	(1,782)	11,204
Deferred revenue	(1,624)	278
Accounts payable, accrued liabilities and other liabilities	2,899	2,635

Net cash provided by operating activities	73,451	76,116

Investing activities:
Purchases of receivable portfolios, net of forward flow allocation	(361,957)	(246,330)
Collections applied to investment in receivable portfolios, net	217,891	168,416
Proceeds from put-backs of receivable portfolios	3,981	3,375
Purchases of property and equipment	(2,722)	(4,632)

Net cash used in investing activities	(142,807)	(79,171)

Financing activities:
Payment of loan costs	(6,248)	—
Proceeds from senior secured notes	50,000	—
Proceeds from revolving credit facility	125,500	90,500
Repayment of revolving credit facility	(58,500)	(68,500)
Repayment of convertible notes	(42,920)	—
Repurchase of convertible notes	—	(22,262)
Proceeds from net settlement of certain call options	524	—
Proceeds from exercise of stock options	2,118	1,175
Excess tax benefit from stock-based payment arrangements	3,249	729
Repayment of capital lease obligations	(1,850)	(540)

Net cash provided by financing activities	71,873	1,102

Net increase (decrease) in cash	2,517	(1,953)
Cash and cash equivalents, beginning of period	8,388	10,341

Cash and cash equivalents, end of period	$10,905	$8,388

Supplemental disclosures of cash flow information:
Cash paid for interest	$15,652	$12,521
Cash paid for income taxes	$30,125	$8,243
Supplemental schedule of non-cash investing and financing activities:
Fixed assets acquired through capital lease	$4,317	$516
Allocation of forward flow asset to acquired receivable portfolios	$—	$10,302

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.

Supplemental Financial Information

Reconciliation of Adjusted EBITDA to GAAP Net Income, Adjusted Operating Expenses Excluding Stock-based

Compensation Expense and Bankruptcy Servicing Expenses to GAAP Total Operating Expenses, and Tangible Book

Value Per Share to GAAP Total Stockholders’ Equity

(In Thousands, Except Per Share Amounts)

(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
GAAP net income, as reported	$14,171	$8,405	$49,052	$33,047
Interest expense	5,003	3,959	19,349	16,160
Provision for income taxes	9,075	4,609	28,946	20,696
Depreciation and amortization	958	697	3,199	2,592
Amount applied to principal on receivable portfolios	53,427	47,384	240,100	187,726
Stock-based compensation expense	1,254	1,049	6,010	4,384

Adjusted EBITDA	$83,888	$66,103	$346,656	$264,605

	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
GAAP total operating expenses, as reported	$71,589	$64,588	$284,277	$249,782
Stock-based compensation expense	(1,254)	(1,049)	(6,010)	(4,384)
Bankruptcy servicing expenses	(4,055)	(3,140)	(14,328)	(13,218)

Adjusted operating expenses excluding stock-based compensation expense and bankruptcy servicing expenses	$66,280	$60,399	$263,939	$232,180

	As of December 31, 2010	As of December 31, 2009
GAAP total stockholders’ equity, as reported	$302,697	$243,091
Goodwill	(15,985)	(15,985)
Identifiable intangible assets, net	(748)	(1,139)

Tangible book value	$285,964	$225,967
Diluted shares outstanding	25,206	24,484

Tangible book value per share	$11.35	$9.23